SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 17, 2003

TRIPATH IMAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22885	56-1995728
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

780 Plantation Drive, Burlington, North Carolina 27215
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:
(336) 222-9707

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

99.1	Press release dated June 17, 2003 announcing that TriPath Imaging, Inc. has filed a lawsuit against Cytyc Corporation in the United States District Court for the Middle District of North Carolina for patent infringement, false advertising, defamation, intentional interference, unfair competition, and unfair and deceptive trade practices.

Item 9. Regulation FD Disclosure.

     See the press release dated June 17, 2003 filed as Exhibit 99.1 hereto and incorporated herein by reference announcing that TriPath Imaging today has filed a lawsuit against Cytyc Corporation in the United States District Court for the Middle District of North Carolina for patent infringement, false advertising, defamation, intentional interference, unfair competition, and unfair and deceptive trade practices.

     In addition, Cytyc Corporation filed a lawsuit on June 16, 2003 against TriPath Imaging in the United States District Court for the District of Massachusetts asking the Court to determine and declare that certain of TriPath Imaging’s patents are invalid and not infringed by Cytyc Corporation’s ThinPrep® Imaging System.

     As part of its business practices, TriPath Imaging examines the possible infringement of its patents and is committed to defending them against infringement. Accordingly, TriPath Imaging does not expect that the costs associated with pursuing and defending against these lawsuits will materially affect TriPath Imaging’s previously released financial guidance.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2003	TRIPATH IMAGING, INC

By: /s/ Stephen P. Hall Stephen P. Hall Chief Financial Officer Principal Accounting Officer

Exhibit Index

Exhibit No.	Description

99.1	Press release dated June 17, 2003 announcing that TriPath Imaging, Inc. has filed a lawsuit against Cytyc Corporation in the United States District Court for the Middle District of North Carolina for patent infringement, false advertising, defamation, intentional interference, unfair competition, and unfair and deceptive trade practices.